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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)   December 28, 2001
                                                        ------------------


                            AMERISTEEL CORPORATION
            (Exact name of registrant as specified in its charter)


                                    FLORIDA
                           ------------------------
                (State or other Jurisdiction of Incorporation)

               1-5210                                          59-0792436
        ----------------------                          ---------------------
        (Commission File No.)                              (I.R.S. Employer
                                                          Identification No.)

     5100 W. Lemon Street, Tampa, Florida                          33609
     -----------------------------------------                  ------------
     (Address of principal executive offices)                    (Zip Code)


                                (813) 286-8383
                  ------------------------------------------
              Registrant's telephone number, including area code:


         (Former Name or Former Address, if Changed Since Last Report)
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AmeriSteel Corporation                                       January 25, 2002
Current Report on Form 8-K                                             Page 2
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Item 2.  Acquisition or Disposition of Assets.

     On December 28, 2001, the Registrant completed two separate transactions pursuant to which the Registrant acquired all of the operating assets of a minimill facility in Cartersville, Georgia (the "Facility") that was being operated by Birmingham Steel Corporation and Birmingham Southeast LLC. The Registrant funded the transactions with working capital and by drawing upon its revolving line of credit maintained with a syndicate of lenders, with Bank of America, N.A. as lead lender.

     Neither the Registrant, its affiliates, any director or officer of the Registrant, nor any associate of any such director or officer has any material relationship with any of the other parties from whom the assets were acquired.

     The Registrant intends to continue using the assets acquired for the production of merchant steel products, the same purpose for which the assets were used by the sellers.

Purchase of Assets from Birmingham Steel Corporation and Birmingham Southeast
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LLC
- ---

     In the first transaction, the Registrant acquired from Birmingham Steel Corporation ("BSC"), and Birmingham Southeast LLC ("Southeast") a portion of the operating assets of the Facility, including inventory, equipment, tools, intellectual property, and other personal property. The total consideration paid
for these assets consisted of approximately $17.5 million in cash.   The amount
of consideration paid for these assets was based upon a discounted value of the seller's inventory located or used at the facility, as reduced by the amount of certain liabilities assumed by the seller. The purchase price was further reduced to reflect certain accruals of vacation pay, customer rebates, and utility and other prorated payments.

     The terms of the first transaction are more fully described in the Asset Purchase Agreement dated November 14, 2001 by and among the Registrant, BSC, and Southeast (the "Asset Purchase Agreement"). The Asset Purchase Agreement is filed as Exhibit 1 hereto and is incorporated herein by reference.

Purchase and Lease of Assets from Seller/Lessor Group
- -----------------------------------------------------

     In the second transaction, the Registrant entered into a Lease Termination and Equipment Sale Agreement (the "Sale/Lease Agreement") and an Equipment Lease Agreement (the "Equipment Lease Agreement") pursuant to which the Registrant purchased or leased certain rolling mill and melt shop equipment used at the Facility (the "Equipment"). The Equipment was purchased or leased from the lessors who had previously owned the Equipment. The purchased Equipment was purchased for total consideration of approximately $24 million in cash and approximately $200,000 in marketable securities. The leased Equipment was leased for a term of 7 years, with aggregate payments during such term of approximately $9.2 million. These payment amounts are based upon the negotiated value of the purchased or leased Equipment. The lease also provides the Registrant with an option to purchase at the end of five years.

     The Sale/Lease Agreement and the Equipment Lease Agreement are filed as Exhibits 2 and 3 hereto, respectively, and are incorporated herein by reference.
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AmeriSteel Corporation                                       January 25, 2002
Current Report on Form 8-K                                             Page 3
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Item 7.  Financial Statements and Exhibits.

     (a) Any financial statements required by this item will be filed by amendment not later than 60 days after the date that this initial report must be filed.

     (b) Any pro forma financial information required by this item will be filed by amendment not later than 60 days after the date that this initial report must be filed.

     (c)  Exhibits

            Exhibit 1. Asset Purchase Agreement dated December 28, 2001, among the parties listed thereon.*

            Exhibit 2. Lease Termination and Equipment Sale Agreement dated December 28, 2001, among the parties listed thereon.*

            Exhibit 3. Equipment Lease Agreement dated December 28, 2001, between the parties listed thereon.*

     * Pursuant to Item 601(b)(2) of Regulation S-K certain schedules to the Exhibits have been omitted. The registrant agrees to furnish such schedules to the Commission upon request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             AMERISTEEL CORPORATION


Dated : January 25, 2002                     By: /S/ Tom J. Landa
                                                --------------------------------
                                                Tom J. Landa, Vice President
                                                and Chief Financial Officer